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                                                                    EXHIBIT 21.1


                                               STATE OR OTHER JURISDICTION
                                                   OF INCORPORATION OR
      SUBSIDIARIES OF MUZAK HOLDINGS LLC               ORGANIZATION
----------------------------------------      ------------------------------

Muzak LLC                                                Delaware

      Business Sound, Inc.                                 Ohio

      Muzak Finance Corp.                                Delaware

      Muzak Capital Corporation                          Delaware

      MLP Environmental Music, LLC                      Washington

      Electro-Systems Corporation                        Florida

      Muzak Heart & Soul Foundation                     Washington

Muzak Holdings Finance Corp.                             Delaware





                                               STATE OR OTHER JURISDICTION
            SUBSIDIARIES OF                        OF INCORPORATION OR
      MUZAK HOLDINGS FINANCE CORP.                     ORGANIZATION
----------------------------------------      ------------------------------

None.